UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2017

CST Brands, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35743	46-1365950
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19500 Bulverde Road, Suite 100 San Antonio, Texas	78259
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (210) 692-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note.
As previously disclosed, CST Brands, Inc., a Delaware corporation (“CST”), entered into an Agreement and Plan of Merger, dated as of August 21, 2016 (the “Merger Agreement”), with Circle K Stores Inc., a Texas corporation (“Circle K”), and Ultra Acquisition Corp., a Delaware corporation and an indirect, wholly owned subsidiary of Circle K (“Merger Sub”). Circle K is a wholly owned subsidiary of Alimentation Couche-Tard Inc. (“Couche-Tard”). On June 28, 2017 (the “Closing Date”), upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the applicable provisions of the General Corporation Law of the State of Delaware, Merger Sub merged with and into CST (the “Merger”). At the effective time of the Merger (the “Effective Time”), the separate corporate existence of Merger Sub ceased, and CST survived the Merger as an indirect, wholly owned subsidiary of Circle K.
Item 1.02 Termination of a Material Definitive Agreement.
The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.02.

On the Closing Date, in connection with the consummation of the Merger, CST terminated that certain Fourth Amended and Restated Credit Agreement, dated as of March 20, 2013, among CST, Wells Fargo Bank, National Association, as administrative agent, and the several banks and financial institutions signatory thereto as lenders.
Item 2.01 Completion of Acquisition or Disposition of Assets.
The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

As described above, on June 28, 2017, Circle K and Merger Sub completed the previously announced acquisition of CST. Pursuant to the Merger Agreement, at the Effective Time, each share of CST common stock, par value $0.01 per share (the “Company Common Stock”), issued and outstanding immediately prior to the Effective Time (other than shares owned by CST as treasury stock and shares owned by Circle K or Merger Sub, or by any subsidiary of CST, Circle K or Merger Sub, and any shares for which dissenters’ rights have been properly exercised and not withdrawn or lost under Delaware law) was converted into the right to receive $48.53 in cash, without interest and subject to applicable withholding taxes (the “Merger Consideration”). In addition, at the Effective Time (a) each issued and outstanding option to purchase Company Common Stock, whether vested or unvested, became fully vested and was converted into the right to receive an amount in cash equal to the product of (i) the excess, if any, of the Merger Consideration over the applicable exercise price and (ii) the number of shares of Company Common Stock subject to such option, (b) each issued and outstanding restricted share of Company Common Stock became fully vested and was converted into the right to receive the Merger Consideration and (c) each issued and outstanding restricted stock unit in respect of Company Common Stock that was granted prior to the date of the Merger Agreement, whether vested or unvested, became fully vested and was converted into the right to receive the Merger Consideration, in each case without interest and subject to applicable withholding taxes. At the Effective Time, each issued and outstanding restricted stock unit in respect of Company Common Stock that was granted after the date of the Merger Agreement was converted into the right to receive an amount in cash equal to the Merger Consideration, provided that such cash amount will remain subject to the vesting terms that applied to the corresponding restricted stock unit as of immediately prior to the Effective Time.

The funds used to consummate the Merger were from the cash on hand and the credit facilities of Couche-Tard and its affiliates.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached as Exhibit 2.1 to CST’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on August 23, 2016, and which is incorporated herein by reference.
Item 2.04 Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
The Merger constitutes a “Change of Control” as defined under the Indenture, dated May 1, 2013 (as supplemented from time to time, the “Indenture”), by and between CST and U.S. Bank National Association, as trustee, which governs CST’s 5.0% Senior Notes due 2023 (the “2023 Notes”). As a result, CST is required to commence a change of control offer to repurchase any and all of the approximately $550 million of outstanding 2023 Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, except and to the extent that CST instead exercises its right to redeem the 2023 Notes in accordance with the optional redemption provisions of the Indenture. In lieu of commencing a change of control offer, CST has elected to redeem all of the outstanding 2023 Notes on July 28, 2017 (the “Redemption Date”) at the redemption price of 100% of the principal amount of the 2023 Notes plus the Applicable Premium (as defined in the Indenture), plus accrued and unpaid interest on the 2023 Notes to the Redemption Date.
Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
Prior to market open on the Closing Date, in connection with consummation of the Merger, CST notified the New York Stock Exchange (the “NYSE”) that as of the Effective Time, each outstanding share of Company Common Stock was cancelled and converted into the right to receive the Merger Consideration, and requested the NYSE to (i) suspend trading in the shares of CST’s common stock prior to the market open on the Closing Date and (ii) file with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 to delist and deregister CST’s common stock. CST will file with the SEC a certification and notice of termination on Form 15 under the Exchange Act, requesting the deregistration of CST’s common stock and the suspension of CST’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.
Item 3.03. Material Modification to Rights of Security Holders.
The information set forth in the Introductory Note, Items 2.01, 2.04 and 3.01 above and Item 5.01 below of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

In connection with the Merger and at the Effective Time, holders of Company Common Stock immediately prior to such time ceased to have any rights as stockholders of CST (other than their right to receive the Merger Consideration pursuant to the Merger Agreement).
Item 5.01. Changes in Control of Registrant.
The information set forth in the Introductory Note, Items 2.01, 3.01 and 3.03 above, and Items 5.02 and 5.03 below of this Current Report on Form 8-K is incorporated herein by reference.

In connection with the Merger and at the Effective Time, a change of control of CST occurred and CST became an indirect, wholly owned subsidiary of Circle K.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Replacement of Directors

In connection with the Merger, each member of CST’s board of directors prior to the Merger voluntarily resigned from CST’s board of directors, and any committee thereof, effective as of the Effective Time. Each director resigned in connection with the Merger, and no director resigned because of any disagreement with CST on any matter relating to CST’s operations, policies or practices. In accordance with the Merger Agreement, effective as of the Effective Time, Darrell Davis, the sole director of Merger Sub immediately prior to the Effective Time, became the sole director of CST. Other than the Merger Agreement provision providing that the director of Merger Sub immediately prior to the Effective Time will become the director of the surviving entity in the Merger, there are no arrangements or understandings between Mr. Davis and any other person pursuant to which he was selected as a director.

Replacement of Named Executive Officers

In connection with the Merger, immediately following the Effective Time, CST’s named executive officers were removed from their offices and CST appointed the following individuals to the offices indicated:

Name	Office
Darrell Davis	President and Senior Vice President Operations (principal executive officer and principal operating officer)
Kathy Cunnington	Treasurer and Secretary, Vice President Shared Services (principal financial officer and principal accounting officer)

There are no arrangements or understandings between any of the newly appointed officers and any other person pursuant to which the newly appointed officers were selected for their respective offices.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Pursuant to the Merger Agreement, at the Effective Time, the certificate of incorporation of CST was amended and restated in its entirety as set forth in Annex I to the Merger Agreement, and the bylaws of Merger Sub as in effect immediately prior to the Effective Time became the bylaws of CST, except that the name of the company set forth therein was changed to “CST Brands, Inc.”

A copy of the amended and restated certificate of incorporation and amended and restated bylaws of CST are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d)     Exhibits

Exhibit Number	Description of Document
2.1
Agreement and Plan of Merger, dated as of August 21, 2016, by and among Circle K Stores Inc., Ultra Acquisition Corp. and CST Brands, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by CST on August 23, 2016).

3.1	Amended and Restated Certificate of Incorporation of CST Brands, Inc.
3.2	Amended and Restated Bylaws of CST Brands, Inc.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CST BRANDS, INC.

/s/ Giovanna Rueda
By:	Giovanna Rueda
Title:	Corporate Secretary

Dated: June 28, 2017

EXHIBIT INDEX

Exhibit Number	Description of Document
2.1
Agreement and Plan of Merger, dated as of August 21, 2016, by and among Circle K Stores Inc., Ultra Acquisition Corp. and CST Brands, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by CST on August 23, 2016).

3.1	Amended and Restated Certificate of Incorporation of CST Brands, Inc.
3.2	Amended and Restated Bylaws of CST Brands, Inc.